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                                                                   EXHIBIT 23.2




                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Security Dynamics Technologies, Inc. and Subsidiaries:

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-49949 of Security Dynamics Technologies, Inc. (the "Company") on Form S-3 (the "Registration Statement") of our report dated May 15, 1998 (which report expresses an unqualified opinion, refers to the report of other auditors and includes explanatory paragraphs referring to the restatement of the consolidated financial statements for poolings of interests in 1997 and 1998 and a change in the Company's method of accounting for option grants requiring stockholder approval in 1996), appearing in the Company's Current Report on Form 8-K dated May 20, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 20, 1998